UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 24, 2013

VOXX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28839 (Commission File Number)
13-1964841 (IRS Employer Identification No.)
180 Marcus Blvd., Hauppauge, New York (Address of principal executive offices)	11788 (Zip Code)

Registrant's telephone number, including area code (631) 231-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On July 24, 2013, the following matters were voted upon and approved by VOXX International Corporation's (the “Company”) shareholders at the Company's Annual Meeting of Shareholders.

(1)	The election of eight members to the Board of Directors; and,

(2)	The ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending February 28, 2014.

1.    Election of Directors

Director's Name	Votes For	Votes Withheld	Broker Non-Votes

Class A Directors:

Paul C. Kreuch, Jr.	14,126,338	1,576,178	3,991,084
Peter A. Lesser	14,227,266	1,475,250	3,991,084
Stan Glasgow	14,347,196	1,355,320	3,991,084

Class A and B Directors:

John J. Shalam	32,277,179	6,034,877	3,991,084
Patrick M. Lavelle	32,746,543	5,555,513	3,991,084
Charles M. Stoehr	30,949,486	7,362,570	3,991,084
Ari M. Shalam	32,256,437	6,055,619	3,991,084
Fred S. Klipsch	32,239,660	6,072,396	3,991,084

2.	Ratification of the Appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending February 28, 2014:

Votes For	Votes Against	Votes Abstained

41,932,409	188,025	182,706

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOXX International Corporation (Registrant)

Date: July 26, 2013
BY: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer